UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2005

                 ST. JOHN KNITS INTERNATIONAL, INCORPORATED
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          (Exact name of registrant as specified in its charter)
            Delaware                    333-73107                 52-2303510
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    (State or other jurisdiction of    Commission              (IRS Employer
              incorporation)          File Number)          Identification No.)

17622 Armstrong Avenue, Irvine, CA                                92614
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              (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (949) 863-1171

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        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

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Item 8.01     Other Events.

          On February 15, 2005, St. John Knits International, Incorporated ("SJKI") announced that it would seek to redeem its 12.5% Senior Subordinated Notes due 2009 (the "Senior Subordinated Notes"). On March 23, 2005, SJKI delivered its notice of redemption to the holders of the Senior Subordinated Notes to redeem the notes in full on April 25, 2005 at a redemption price of 106.250% of the principal amount thereof plus accrued and unpaid interest up to but not including the redemption date. Attached as Exhibit 99.1 is a copy of the notice of redemption.

          Following the redemption of the Senior Subordinated Notes, SJKI will no longer file with the Securities and Exchange Commission the reports required to be filed under Section 15(d) of the Securities Exchange Act of 1934, as amended. Accordingly, it is expected that SJKI's common stock will cease to be eligible for quotation on the OTC Bulletin Board.

Item 9.01     Financial Statements and Exhibits.

         (c)  Exhibits.

              99.1 Notice of Redemption to the Holders of the Senior Subordinated Notes.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ST. JOHN KNITS INTERNATIONAL, INCORPORATED
                                                     (Registrant)

Date: March 23, 2005                /s/ Roger G. Ruppert
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                                    Roger G. Ruppert
                                    Executive Vice President, Finance and
                                      Chief Financial
                                    Officer

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                                 EXHIBIT INDEX

Exhibit No.       Exhibit


99.1              Notice of Redemption to the Holders of the Senior
                  Subordinated Notes.